Skadden, Arps, Slate, Meagher & Flom llp

300 SOUTH GRAND AVENUE

LOS ANGELES, CALIFORNIA 90071-3144

October 27, 2008

Apartment Investment and Management Company
4582 S. Ulster Street Parkway
Suite 1100
Denver, Colorado 80237

Re: Certain Federal Income Tax Consequences

Ladies and Gentlemen:

You have requested our opinion concerning certain Federal income tax considerations in connection with the offering (the “Offering”), from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission (the “Commission”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of certain securities of Apartment Investment and Management Company, a Maryland corporation (“AIMCO”), as described in a Registration Statement on Form S-3 (Registration No. 333-150341-01) filed by AIMCO with the Commission on April 21, 2008, under the Securities Act, allowing for offerings from time to time pursuant to Rule 415 under the Securities Act (such Registration Statement, as so amended, at the date it became effective, being hereinafter referred to as the “Registration Statement”) and the Prospectus, dated April 18, 2008, included with the Registration Statement (the “Base Prospectus”), including an aggregate of up to 11,000,000 shares of Class A Common Stock, par value of $0.01 per share (“Class A Common Stock”), being offered pursuant to a Prospectus Supplement dated October 27, 2008 (the “Prospectus Supplement,” and together with the Base Prospectus, in the form filed pursuant to Rule 424(b) under the Securities Act, the “Prospectus”). All capitalized terms used herein, unless otherwise specified, shall have the meanings assigned to them in the Prospectus.

In connection with the Offering and with certain previous offerings of AIMCO stock and securities, we have acted as counsel to AIMCO, and we have assisted in the preparation of the Registration Statement, the Prospectus and certain other documents. In formulating our opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Prospectus and such other documentation and information provided by you as is relevant to the Offering and necessary to prepare the Registration Statement and the Prospectus or as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In addition, you have provided us with certain representations and covenants of officers of AIMCO relating to, among other things, properties, assets, income, distributions, stockholder ownership, organizational structure and other requirements, and the past, present and future conduct of AIMCO’s business operations. We have assumed that such statements, representations and covenants are true as of the date hereof, and will continue to be true, without regard to any qualification as to knowledge and belief. For purposes of our opinion, we have not assumed any responsibility for investigating or independently verifying the facts set forth in such documents and representations, the partnership agreements and organizational documents for each of the corporations, partnerships and limited liability companies in which AIMCO holds a direct or indirect interest (the “Subsidiaries”), the Registration Statement, the Prospectus or any other document, and we have not undertaken any independent review of such information. We have, consequently, assumed and relied on AIMCO’s representations that the information presented in such documents or otherwise furnished to us accurately and completely describes all material facts relevant to our opinion. We have also relied upon the opinion of Altheimer & Gray dated May 8, 1998, with respect to the qualification of Ambassador Apartments, Inc., a Maryland corporation, as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), for its taxable year ended December 31, 1994 and all subsequent taxable years ending on or before May 8, 1998 (including the short taxable year ending on May 8, 1998). In addition, we have assumed the qualification of Insignia Properties Trust as a REIT under the Code and have relied upon the opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. dated August 4, 1998, in this regard.

In rendering our opinion, we have assumed that the transactions contemplated by the foregoing documents have been or will be consummated in accordance with the operative documents, and that such documents accurately reflect the material facts of such transactions. In addition, our opinion is based on the correctness of the assumption that there have been no changes in the applicable laws of the State of Maryland or any other state under the laws of which any of the Subsidiaries have been formed. In rendering our opinion, we have also considered and relied upon the Code, the regulations promulgated thereunder (the “Regulations”), administrative rulings and the other interpretations of the Code and the Regulations by the courts and the Internal Revenue Service, all as they exist as of the date hereof. With respect to the assumption, it should be noted that the Code, Regulations, judicial decisions, and administrative interpretations are subject to change at any time (possibly with retroactive effect). Any change which is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions herein. There can be no assurances, moreover, that any of the opinions expressed herein will be accepted by the Internal Revenue Service or, if challenged, by a court.

Based upon and subject to the foregoing, for Federal income tax purposes we are of the opinion that:

1. Commencing with AIMCO’s initial taxable year ended December 31, 1994, AIMCO was organized in conformity with the requirements for qualification as a REIT under the Code, and its actual method of operation has enabled, and its proposed method of operation will enable, AIMCO to meet the requirements for qualification and taxation as a REIT. AIMCO’s qualification and taxation as a REIT depend upon its ability to meet, through actual annual operating results, certain requirements including requirements relating to distribution levels and diversity of stock ownership, and the various qualification tests imposed under the Code, the results of which are not reviewed by us. Accordingly, no assurance can be given that the actual results of AIMCO’s operation for any particular taxable year satisfy the requirements for taxation of a REIT under the Code.

2. Although the discussion set forth in the Prospectus under the caption “Certain Federal Income Taxation Considerations” does not purport to discuss all possible United States Federal income tax consequences of the special dividend and the acquisition, ownership, and disposition of the Class A Common Stock, the discussion, although general in nature, constitutes, in all material respects, a fair and accurate summary under current law of certain material United States Federal income tax consequences of the special dividend and the acquisition, ownership and disposition of the Class A Common Stock by a holder who acquires such Class A Common Stock, subject to the qualifications set forth therein. The United States Federal income tax consequences of the special dividend and of an investment in the Class A Common Stock by an investor will depend upon that holder’s particular situation, and we express no opinion as to the completeness of the discussion set forth in “Certain Federal Income Taxation Considerations” as applied to any particular holder.

Other than as expressly stated above, we express no opinion on any issue relating to AIMCO or to any investment therein.

This opinion has been prepared for you in connection with the transaction described herein. It may not be relied upon by anyone else without our prior written consent. We consent to AIMCO filing this opinion with the Commission as an exhibit to a Current Report on Form 8-K, which will be incorporated by reference in the Registration Statement, and to the reference to Skadden, Arps, Slate, Meagher & Flom LLP under the caption “Legal Matters” in the Prospectus Supplement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP